                                                                    Exhibit 99.1

                            Financial Statements and

                             Supplemental Schedules

                              Robbins & Myers, Inc.

                        Savings Plan for Union Employees

                     December 31, 1998 and 1997 and for the

                          year ended December 31, 1998

                       with Report of Independent Auditors

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                            Financial Statements and
                             Supplemental Schedules

                       December 31, 1998 and 1997 and for
                        the year ended December 31, 1998

                                TABLE OF CONTENTS


Report of Independent Auditors...............................................................................1

Audited Financial Statements

Statements of Assets Available for Benefits .................................................................2
Statement of Changes in Assets Available for Benefits .......................................................3
Notes to Financial Statements................................................................................4

Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes...................................................8
Line 27d - Schedule of Reportable Transactions...............................................................9

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying statements of assets available for benefits of the Robbins & Myers, Inc. Savings Plan for Union Employees as of December 31, 1998 and 1997 and related statement of changes in assets available for benefits for the year ended December 31, 1998 as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 1998 and 1997 and the changes in its assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998 and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The Fund Information in the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the changes in assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

June 3, 1999                                               /s/ ERNST & YOUNG LLP

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                   Statements of Assets Available for Benefits

                                                                                         DECEMBER 31
                                                                                   1998               1997
                                                                                 -----------------------------
ASSETS
Investments at fair value:
    Common stock:
      Robbins & Myers Inc. Common Stock                                          $  358,916         $  309,123
    Shares of registered investment companies:
      VMMR Prime Portfolio                                                          345,254            301,165
      Vanguard Wellington Fund                                                    1,641,957          1,498,540
      Vanguard 500 Index Fund                                                       116,332                  -
      Vanguard Windsor II Fund                                                    1,756,472          1,303,333
      Vanguard Index Small Capitalization Portfolio                                 440,518            409,628
    Common/collective Trust Fund:

      Vanguard Retirement Savings Trust                                           1,441,520          1,277,980
                                                                                 -----------------------------
Total investments                                                                 6,100,969          5,099,769

Contributions receivable:
    Employee                                                                        101,534             96,749
    Employer                                                                         21,713             21,131
                                                                                ==============================
Assets available for benefits                                                   $ 6,224,216        $ 5,217,649
                                                                                ==============================

See accompanying notes.

                              Robbins & Myers, Inc.

                        Savings Plan for Union Employees

              Statement of Changes in Assets Available for Benefits

                          Year ended December 31, 1998


                                                                                         FUND INFORMATION
                                                             -----------------------------------------------------------------------
                                                                   ROBBINS &
                                                                  MYERS, INC.        VMMR           VANGUARD            VANGUARD 500
                                                                    COMMON          PRIME          WELLINGTON              INDEX
                                                                     STOCK        PORTFOLIO           FUND                 FUND
                                                             -----------------------------------------------------------------------
ADDITIONS
Employee contributions                                             $ 145,149       $ 85,891         $ 244,879             $ 6,413
Employer contributions                                                 9,982         17,797            58,913               1,769
Dividend income - Robbins & Myers, Inc.
     Common Stock                                                      2,432              -                 -                   -
Dividend and interest income                                               -         17,327           181,974                 682
                                                             -----------------------------------------------------------------------
Total additions                                                      157,563        121,015           485,766               8,864

DEDUCTIONS
Benefit payments and withdrawals                                      21,371         53,170           281,641                  39
                                                             -----------------------------------------------------------------------
Total deductions                                                      21,371         53,170           281,641                  39

Net appreciation (depreciation) in fair value
     of investments prior to interfund transfers                    (163,623)             -            (2,659)              5,395
Interfund transfers                                                   80,014        (22,841)          (58,198)            105,966
                                                             -----------------------------------------------------------------------
Net additions                                                         52,583         45,004           143,268             120,186

Assets available for benefits
     at beginning of year                                            321,000        309,745         1,526,552                   -
                                                             -----------------------------------------------------------------------
Assets available for benefits
     at end of year                                                $ 373,583      $ 354,749       $ 1,669,820           $ 120,186
                                                             =======================================================================




                                                                                FUND INFORMATION
                                                             ----------------------------------------------------
                                                                                      VANGUARD          VANGUARD
                                                                 VANGUARD           INDEX SMALL        RETIREMENT
                                                                 WINDSOR           CAPITALIZATION        SAVINGS
                                                                   II                PORTFOLIO           TRUST            TOTAL
                                                             --------------------------------------------------------------------
ADDITIONS
Employee contributions                                         $ 333,012             $ 98,916         $ 206,540      $ 1,120,800
Employer contributions                                            60,502               21,229            68,114          238,306
Dividend income - Robbins & Myers, Inc.
     Common Stock                                                      -                    -                 -            2,432
Dividend and interest income                                     175,577               35,618            82,111          493,289
                                                             --------------------------------------------------------------------
Total additions                                                  569,091              155,763           356,765        1,854,827

DEDUCTIONS
Benefit payments and withdrawals                                 138,537               35,502           157,309          687,569
                                                             --------------------------------------------------------------------
Total deductions                                                 138,537               35,502           157,309          687,569
Net appreciation (depreciation) in fair value
     of investments prior to interfund transfers                  49,959              (49,763)                -         (160,691)
Interfund transfers                                              (26,447)             (41,122)          (37,372)               -
                                                             --------------------------------------------------------------------
Net additions                                                    454,066               29,376           162,084        1,006,567

Assets available for benefits
     at beginning of year                                      1,334,337              421,151         1,304,864        5,217,649
                                                             --------------------------------------------------------------------
Assets available for benefits
     at end of year                                          $ 1,788,403            $ 450,527       $ 1,466,948      $ 6,224,216
                                                             ====================================================================

See accompanying notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 1998


1. DESCRIPTION OF THE PLAN

The Robbins & Myers, Inc. (Plan Sponsor and Company) Savings Plan for Union Employees (the Plan) is a defined contribution plan which covers hourly employees of Pfaudler, Inc., Chemineer, Inc., and Moyno Industrial Products, who are covered by collective bargaining agreements at their United States operations.

Each year, participants can make pretax and/or after-tax basic contributions up to a maximum of 12 percent of annual compensation as defined in the Plan. For Pfaudler employees, the plan sponsor contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. For Moyno Industrial Products employees, the plan sponsor contributes an additional 10 percent of the first 6 percent of each participant's compensation. The plan sponsor does not make any matching contributions for employees of Chemineer.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                             VESTING
 YEARS OF VESTING SERVICE                   PERCENTAGE
---------------------------------------------------------

Less than 1 year                                 0%
1 year but less than 2 years                    20%
2 years but less than 3 years                   40%
3 years but less than 4 years                   60%
4 years but less than 5 years                   80%
5 years or more                                100%

Brokerage fees and other direct costs of investments are paid by the fund to which the costs are attributable. All other expenses are paid by the Company. Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the Vanguard Retirement Savings Trust are based on redemption values on the last business day of the Plan year.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 5, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporate Benefits Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits is as follows:

                                                                          DECEMBER 31
                                                                  1998                  1997
                                                              ------------------------------------

Robbins & Myers, Inc. Common Stock                            $   358,916            $   309,123
VMMR Prime Portfolio                                              345,254                301,165
Vanguard Wellington Fund                                        1,641,957              1,498,540
Vanguard Windsor II Fund                                        1,756,472              1,303,333
Vanguard Retirement Savings Trust                               1,441,520              1,277,980
Vanguard Index Small Capitalization Portfolio                     440,518                409,628

Net (depreciation) appreciation in the fair value of investments in common stock and registered investment companies was ($163,623) and $2,932, respectively for the year ended December 31, 1998.

5. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1998, the Plan held 16,226 shares of Robbins & Myers, Inc. common stock in a company stock fund. During 1998, shares were purchased at a total cost of $438,671 and shares were sold at a total selling price of $225,255.

6. YEAR 2000 ISSUE (UNAUDITED)

The Plan Sponsor has determined that it will be necessary to take certain steps in order to ensure that the Plan's information systems are prepared to handle year 2000 dates. The Plan Sponsor is taking a two-phase approach. The first phase addresses internal systems that must be modified or replaced to function properly. Both internal and external resources are being utilized to replace or modify existing software applications, and test the software and equipment for the year 2000 modifications. The Plan Sponsor anticipates substantially completing this phase of the project by July 1999. Costs associated with modifying software and equipment are not estimated to be significant and will be paid by the Plan Sponsor.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

6. YEAR 2000 ISSUE (UNAUDITED) (CONTINUED)

For the second phase of the project, Plan management established formal communication with its third-party service providers to determine that they have developed plans to address their year 2000 problems as they relate to the Plan's operations. All third-party service providers have indicated that they will be year 2000 compliant by early 1999. If modification of data processing systems of either the Plan, the Plan Sponsor, or its service providers are not completed timely, the year 2000 problem could have a material impact on the operations of the Plan. Plan management has not developed a contingency plan, because they are confident that all systems will be year 2000 ready.

                             SUPPLEMENTAL SCHEDULES

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Line 27a - Schedule of Assets Held for Investment Purposes
                                 EIN 31-0424220
                                  Plan No. 012

                                December 31, 1998

          IDENTITY OF ISSUE, BORROWER,                 DESCRIPTION OF                                  CURRENT
             LESSOR OR SIMILAR PARTY                     INVESTMENT                  COST               VALUE
-----------------------------------------------------------------------------------------------------------------

Common stock:
    Robbins & Myers, Inc.
       Common Stock                                        16,226 shares             $ 441,563         $ 358,916
Shares of registered investment companies:
    VMMR Prime Portfolio*                                 345,254 units                345,254           345,254
    Vanguard Wellington*                                   55,944 units              1,522,192         1,641,957
    Vanguard 500 Index Fund*                                1,021 units                110,939           116,332
    Vanguard Windsor II Fund*                              58,843 units              1,547,245         1,756,472
    Vanguard Index Small Capitalization
       Portfolio*                                          20,779 units                437,898           440,518
Common/collective Trust Fund:
    Vanguard Retirement Savings Trust*                  1,441,520 units              1,441,520         1,441,520
                                                                                   ------------------------------
                                                                                   $ 5,846,611        $ 6,100,969
                                                                                   ==============================

*  Indicates party-in-interest to the Plan

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                 Line 27d - Schedule of Reportable Transactions
                                 EIN 31-0424220
                                  Plan No. 012

                      For the year ended December 31, 1998




                                                                DESCRIPTION
                        IDENTITY OF                                  OF                         PURCHASE      SELLING      COST
                       PARTY INVOLVED                              ASSET                          PRICE        PRICE     OF ASSET
---------------------------------------------------------------------------------------------------------------------------------

Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets

Robbins & Myers, Inc. Common Stock                  Common stock                                 $438,671    $      -    $438,671

Robbins & Myers, Inc. Common Stock                  Common stock                                        -     225,255     218,791

VMMR Prime Portfolio                                Shares of registered investment company       436,589           -     436,589

VMMR Prime Portfolio                                Shares of registered investment company             -     392,500     392,500

Vanguard Wellington Fund                            Shares of registered investment company       534,968           -     534,968

Vanguard Wellington Fund                            Shares of registered investment company             -     388,891     335,944

Vanguard Windsor II Fund                            Shares of registered investment company       759,418           -     759,418

Vanguard Windsor II Fund                            Shares of registered investment company             -     356,239     319,861

Vanguard Index Small Capitalization Portfolio       Shares of registered investment company       197,151           -     197,151

Vanguard Index Small Capitalization Portfolio       Shares of registered investment company             -     115,750     113,541

Vanguard Retirement Savings Trust                   Common/collective Trust Fund                  375,236           -     375,236

Vanguard Retirement Savings Trust                   Common/collective Trust Fund                        -     211,696     211,696



                                                                                                                      CURRENT
                                                                                                                      VALUE OF
                                                                DESCRIPTION                                           ASSET ON
                        IDENTITY OF                                  OF                               TRANSACTION     NET GAIN
                       PARTY INVOLVED                              ASSET                                 DATE          (LOSS)
-------------------------------------------------------------------------------------------------------------------------------

Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets

Robbins & Myers, Inc. Common Stock                  Common stock                                      $ 438,671       $     -

Robbins & Myers, Inc. Common Stock                  Common stock                                        225,255         6,464

VMMR Prime Portfolio                                Shares of registered investment company             436,589             -

VMMR Prime Portfolio                                Shares of registered investment company             392,500             -

Vanguard Wellington Fund                            Shares of registered investment company             534,968             -

Vanguard Wellington Fund                            Shares of registered investment company             388,891        52,947

Vanguard Windsor II Fund                            Shares of registered investment company             759,418             -

Vanguard Windsor II Fund                            Shares of registered investment company             356,239        36,378

Vanguard Index Small Capitalization Portfolio       Shares of registered investment company             197,151             -

Vanguard Index Small Capitalization Portfolio       Shares of registered investment company             115,750         2,209

Vanguard Retirement Savings Trust                   Common/collective Trust Fund                        375,236             -

Vanguard Retirement Savings Trust                   Common/collective Trust Fund                        211,696             -

Notes:
    There were no category (i), (ii), or (iv) reportable transactions during the year ended December 31, 1998. Rental expense and expense incurred with transactions are not applicable.